Exhibit 99.1

MasterCard Incorporated Reports

Third-Quarter Financial Results

•	Net income of $1.42 per share, or $193 million

•	Net revenues up 13.9% to $902 million

•	Gross dollar volume up 15.0%, purchase volume up 17.2%

Purchase, NY, November 1, 2006 – MasterCard Incorporated (NYSE:MA) today announced financial results for the third quarter of 2006. The company reported net income of $193 million, or $1.42 per share. Net revenues for the quarter were $902 million, a 13.9% increase versus the same period in 2005. Currency fluctuations (driven by the movement of the euro relative to the US dollar) contributed approximately 1% of the increase in revenues for the quarter.

Fueling the higher revenue in the third quarter was growth in MasterCard’s gross dollar volume (GDV), which increased 15.0%, on a local currency basis, to $502 billion; an 18.9% increase in the number of transactions processed; and a restructuring of cross-border transaction fees which was implemented in April 2006. Worldwide purchase volume rose 17.2%, on a local currency basis, during the quarter to $365 billion driven by increased cardholder spending on a growing number of MasterCard cards. As of September 30, 2006, the company’s customers had issued 818 million MasterCard cards, an increase of 12.6% percent over the same period in 2005.

“These strong results underscore our success in displacing paper-based forms of payment in all corners of the globe in the face of a highly competitive payments market,” said Robert W. Selander, MasterCard president and chief executive officer. “This marks the twelfth consecutive quarter of double-digit purchase volume growth and the tenth consecutive quarter of double-digit GDV growth. Over our forty year history, we have invested heavily in our global brand and payments network. We believe that merchants, consumers, corporations and governments have recognized the convenient and secure electronic payment solutions which this investment has enabled.

“With our unified global organization and our unique structure as a franchisor, processor and advisor, we are focusing our efforts full time on delivering value-added products and services that enhance the profitability of our customers’ businesses, and provide innovative programs that meet and exceed their cardholders’ and merchants’ needs,” Selander said. “At the same time, we recognize that results are best delivered locally, and our structure allows us to develop solutions that work for our customers wherever, and however, they do business.”

-more-

MasterCard Incorporated – Page 2

Total operating expenses decreased 2.6% to $627 million during the quarter compared to the same period in 2005. Excluding the year-ago impact of litigation settlements and an adjustment to reflect an accounting methodology change for cash-based executive incentive plans, operating expenses increased 8.8%. This was primarily driven by an increase in personnel costs related to the hiring of additional staff to support the company’s customer-focused strategy; a severance expense resulting from an update in plan estimates; and higher professional fees related to legal costs to defend outstanding litigation. As expected, advertising and market development expenses decreased 4.6% to $209 million versus the year-ago period due to higher spending for the 2006 FIFA World Cup earlier in the year. Currency fluctuations contributed approximately 1% of the increase in expenses for the quarter. Total operating expenses, excluding special items, is a non-U.S. GAAP financial measure that is reconciled to the most directly comparable U.S. GAAP measure in the accompanying financial tables.

Total other income was $17 million in the third quarter 2006 versus $16 million in the third quarter of 2005. The increase was driven primarily by interest income from higher cash balances related to proceeds received from the company’s May 2006 initial public offering. This increase was offset by a gain the company recorded in 2005 from the settlement of a contractual dispute.

Chris A. McWilton, MasterCard’s chief financial officer, noted that “In our first full quarter as a publicly listed company, MasterCard delivered strong revenue and earnings growth while further improving operating margins. The third-quarter results continue to demonstrate the strength of our business model and the momentum within the overall payments industry. These results are particularly notable when measured against last year’s strong third-quarter performance.”

Year-to-Date 2006 Results

For the nine months ended September 30, 2006, MasterCard reported net income of $9 million, or $0.07 per share. Excluding the impact of special items, the company reported net income of $420 million, or $3.11 per share.

Special items, each of which occurred in the second quarter of 2006, included:

•	A $395 million non-cash expense resulting from the donation of approximately 13.5 million shares of Class A common stock to the MasterCard Foundation that occurred simultaneously with the company’s IPO, which was not deductible for tax purposes;

•	A $23 million reserve recorded for litigation settlements; and

•	$7 million in interest income earned on the IPO proceeds ultimately used for redemption of shares of Class B common stock.

The company’s net income and earnings per share, as well as total operating expenses discussed below, each of which exclude special items, are non-U.S. GAAP financial measures that are reconciled to their most directly comparable U.S. GAAP measures in the accompanying financial tables.

MasterCard Incorporated – Page 3

Net revenues for the nine months ended September 30, 2006 were $2.5 billion, an 11.9% increase versus the same period in 2005. Currency fluctuations had a negligible impact on revenues during this period.

Total operating expenses increased 33.2% to $2.3 billion for the nine-month period compared to the same period in 2005. Excluding the impact of the charitable contribution to the MasterCard Foundation, litigation settlements, and the incentive plan accounting methodology change mentioned above, total operating expenses increased 13.4% due to increased personnel costs, professional fees and sponsorship costs related to the 2006 FIFA World Cup. Currency fluctuations had a negligible impact on operating expenses during this period.

Total other income was $41 million for the nine-month period versus $4 million for the same period in 2005. This change was driven by a $45 million increase in investment income, including the $7 million special item earned on IPO proceeds. Interest expense also decreased by $8 million due to a refund of interest assessed in connection with an audit of the company’s federal income tax return and a reduction of interest reserve requirements related to the company’s tax reserves. In addition, $3 million was due to lower interest accretion relating to the U.S. merchant lawsuit settlement.

MasterCard’s effective tax rate of 95.9% for the nine months ended September 30, 2006 includes the impact of a non-deductible, charitable stock contribution to the MasterCard Foundation. Excluding this impact, the company’s tax rate would have been 34.6% vs. 35.5% for the same period in 2005. The company’s effective tax rate, excluding the impact of the share donation, is a non-U.S. GAAP financial measure that is reconciled to the most directly comparable U.S. GAAP measure in the accompanying financial tables.

Third Quarter Results Conference Call Details

On Wednesday, November 1, the company will host a conference call to discuss its third quarter financial results at 9:00 a.m. EST.

The dial-in information for this call is 866-314-9013 (within the US) and 617-213-8053 (outside the US) and the passcode is 60238634. A replay of the call will be available for one week following the meeting. The replay can be accessed by dialing 888-286-8010 (within the US) and 617-801-6888 (outside the US) and using passcode 52185218.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

MasterCard Incorporated – Page 4

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes close to 14 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	the company’s ability to displace paper-based forms of payment throughout the globe;

•	the company’s ability to continually invest in its brand and payments network;

•	the company’s ability to provide convenient and secure electronic payment solutions;

•	the company’s commitment to bring its customers value-added products and services to enhance the profitability of their payments businesses;

•	the company’s ability to provide innovative programs that meet or exceed cardholders’ and merchants’ needs; and

•	the company’s continued strong revenue and earnings growth, improving operating margins and the strong momentum of its business model.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2005, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that it has filed with the SEC during 2006, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

Contacts:

Media Relations: Sharon Gamsin, sgamsin@mastercard.com, 914-249-5622

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

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MasterCard Incorporated – Page 5

MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2006	December 31, 2005
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,421,139	$545,273
Investment securities, at fair value:
Trading	18,658	22,472
Available-for-sale	884,617	714,147
Accounts receivable	444,946	347,754
Settlement due from members	237,049	211,775
Restricted security deposits held for members	113,835	97,942
Prepaid expenses	153,866	167,209
Other current assets	84,336	121,326

Total Current Assets	3,358,446	2,227,898
Property, plant and equipment, at cost (less accumulated depreciation of $214,530 and $373,319)	240,315	230,614
Deferred income taxes	239,877	225,034
Goodwill	210,308	196,701
Other intangible assets (less accumulated amortization of $297,844 and $272,913)	268,688	273,854
Municipal bonds held-to-maturity	193,465	194,403
Prepaid expenses	206,911	201,132
Other assets	153,940	150,908

Total Assets	$4,871,950	$3,700,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$193,153	$185,021
Settlement due to members	201,353	175,021
Restricted security deposits held for members	113,835	97,942
Obligations under U.S. merchant lawsuit and other litigation settlements — current	117,400	189,380
Accrued expenses	852,038	850,657
Other current liabilities	76,908	58,682

Total Current Liabilities	1,554,687	1,556,703
Deferred income taxes	64,071	61,188
Obligations under U.S. merchant lawsuit and other litigation settlements	447,287	415,620
Long-term debt	229,588	229,489
Other liabilities	251,509	263,776

Total Liabilities	2,547,142	2,526,776
Commitments and Contingencies
Minority interest	4,620	4,620
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 79,631,922 and no shares issued and outstanding, respectively	8	—
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 55,337,407 and 134,969,329 shares issued and outstanding, respectively	6	14
Class M common stock, $.0001 par value, authorized 1,000,000 shares, 1,568 and no shares issued and outstanding, respectively	—	—
Additional paid-in capital	3,296,698	974,605
Retained earnings (accumulated deficit)	(1,070,098)	145,515
Accumulated other comprehensive income, net of tax:
Cumulative foreign currency translation adjustments	96,007	50,818
Net unrealized loss on investment securities available-for-sale	(1,880)	(2,543)
Net unrealized gain (loss) on derivatives accounted for as hedges	(553)	739

Total accumulated other comprehensive income, net of tax	93,574	49,014

Total Stockholders’ Equity	2,320,188	1,169,148

Total Liabilities and Stockholders’ Equity	$4,871,950	$3,700,544

MasterCard Incorporated – Page 6

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands, except per share data)
Revenues, net	$901,969	$791,605	$2,486,911	$2,221,710
Operating Expenses
General and administrative	392,883	350,064	1,105,881	975,867
Advertising and market development	209,187	219,190	698,936	622,447
Litigation settlements	—	48,188	23,250	48,188
Charitable contributions to the MasterCard Foundation	—	—	400,285	—
Depreciation and amortization	25,139	26,270	75,052	83,366

Total operating expenses	627,209	643,712	2,303,404	1,729,868

Operating income	274,760	147,893	183,507	491,842

Other Income (Expense)
Investment income, net	34,398	16,084	84,089	39,612
Interest expense	(16,757)	(17,573)	(43,465)	(51,906)
Other income (expense), net	(292)	17,553	303	15,998

Total other income	17,349	16,064	40,927	3,704

Income before income taxes	292,109	163,957	224,434	495,546
Income tax expense	99,105	57,872	215,146	175,919

Net Income	$193,004	$106,085	$9,288	$319,627

Basic Net Income per Share	$1.42	$.79	$.07	$2.37

Basic Weighted average shares outstanding	135,684	134,969	135,312	134,969

Diluted Net Income per Share	$1.42	$.79	$.07	$2.37

Diluted Weighted average shares outstanding	136,134	134,969	135,511	134,969

MasterCard Incorporated – Page 7

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
	(In thousands)
Operating Activities
Net income	$9,288	$319,627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,052	83,366
Charitable contribution of common stock to the MasterCard Foundation	394,785	—
Share based payments	13,372	—
Deferred income taxes	18,962	(55,162)
Other	7,440	8,261
Changes in operating assets and liabilities:
Trading securities	3,814	4,502
Accounts receivable	(90,419)	(84,937)
Settlement due from members	(10,589)	14,561
Prepaid expenses	18,146	(22,761)
Other current assets	9,503	552
Prepaid expenses, non-current	(4,253)	(92,229)
Accounts payable	5,695	735
Settlement due to members	13,890	(13,739)
Litigation settlement accruals, including accretion of imputed interest	(40,313)	68,286
Accrued expenses	1,026	125,226
Net change in other assets and liabilities	21,384	(7,861)

Net cash provided by operating activities	446,783	348,427

Investing Activities
Purchases of property, plant and equipment	(38,599)	(27,604)
Capitalized software	(24,338)	(29,860)
Purchases of investment securities available-for-sale	(2,525,682)	(2,172,562)
Proceeds from sales and maturities of investment securities available-for-sale	2,349,978	2,102,454
Other investing activities	(881)	861

Net cash used in investing activities	(239,522)	(126,711)

Financing Activities
Cash received from sale of common stock, net of issuance costs	2,449,910	—
Cash payment for redemption of common stock	(1,799,937)	—

Net cash provided by financing activities	649,973	—

Effect of exchange rate changes on cash and cash equivalents	18,632	(19,724)

Net increase in cash and cash equivalents	875,866	201,992
Cash and cash equivalents — beginning of period	545,273	328,996

Cash and cash equivalents — end of period	$1,421,139	$530,988

MasterCard Incorporated – Page 8

MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended September 30, 2006
All MasterCard Credit, Charge and Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)	Acceptance Locations (Millions)
Asia / Pacific	$70	6.1%	$42	17.3%	546	$29	-6.8%	138	140	153	7.1
Canada	19	13.0%	17	13.7%	199	3	9.1%	5	28	33	0.7
Europe	135	12.9%	99	13.3%	1,280	36	12.0%	228	132	145	7.6
Latin America	31	25.2%	15	27.6%	336	16	23.1%	115	70	83	2.2
South Asia / Middle East Africa	8	44.6%	5	33.4%	73	3	65.1%	28	22	25	0.7
United States	238	17.3%	187	18.6%	2,892	51	12.5%	245	325	380	6.5
Worldwide	502	15.0%	365	17.2%	5,327	138	9.5%	759	716	818	24.8

MasterCard Credit and Charge Programs
United States	155	5.0%	129	6.6%	1,505	26	-2.2%	17	236	285
Worldwide	370	8.7%	287	11.7%	3,585	83	-0.4%	282	578	670

MasterCard Debit Programs
United States	82	50.4%	58	58.8%	1,387	25	33.8%	228	89	95
Worldwide	132	37.3%	77	43.7%	1,743	54	29.1%	478	137	148

	For the 9 Months ended September 30, 2006
All MasterCard Credit, Charge and Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
Asia / Pacific	$209	8.0%	$120	16.0%	1,533	$89	-1.1%	404	140	153
Canada	54	14.6%	47	15.7%	559	8	8.2%	14	28	33
Europe	375	14.2%	276	14.3%	3,646	99	14.0%	649	132	145
Latin America	89	26.6%	42	29.7%	946	47	24.0%	333	70	83
South Asia / Middle East Africa	22	49.0%	13	34.3%	206	9	79.5%	75	22	25
United States	675	16.2%	528	17.4%	7,977	147	12.0%	689	325	380
Worldwide	1,424	15.3%	1,025	16.9%	14,866	398	11.3%	2,164	716	818

MasterCard Credit and Charge Programs
United States	451	7.1%	373	8.5%	4,319	78	0.8%	49	236	285
Worldwide	1,063	10.6%	816	12.9%	10,197	247	3.7%	833	578	670

MasterCard Debit Programs
United States	224	40.2%	155	46.5%	3,658	69	27.8%	641	89	95
Worldwide	361	31.7%	210	35.9%	4,670	151	26.3%	1,332	137	148

	For the 3 Months ended September 30, 2005
All MasterCard Credit, Charge and Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
Asia / Pacific	$65	10.0%	$35	13.8%	453	$30	5.9%	119	127	140
Canada	16	13.4%	14	17.7%	180	2	-6.9%	5	25	31
Europe	116	13.8%	85	12.8%	1,168	31	16.6%	207	110	124
Latin America	25	33.3%	11	32.4%	275	14	34.1%	102	57	70
South Asia / Middle East Africa	6	43.1%	4	29.2%	57	2	79.5%	15	14	17
United States	203	10.1%	158	14.0%	2,289	45	-1.9%	191	295	346
Worldwide	431	12.7%	307	14.6%	4,422	124	8.2%	638	629	726

MasterCard Credit and Charge Programs
United States	148	6.3%	121	10.8%	1,432	27	-10.6%	17	228	273
Worldwide	336	10.7%	254	13.5%	3,252	82	3.0%	272	527	613

MasterCard Debit Programs
United States	55	21.9%	36	26.3%	857	18	14.0%	173	67	72
Worldwide	95	20.0%	53	20.0%	1,170	42	20.1%	366	101	113

	For the 9 Months ended September 30, 2005
All MasterCard Credit, Charge and Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
Asia / Pacific	$193	8.0%	$104	15.0%	1,293	$89	0.8%	325	127	140
Canada	44	14.1%	37	16.6%	498	7	2.0%	14	25	31
Europe	334	13.2%	246	13.9%	3,317	88	11.2%	587	110	124
Latin America	68	34.7%	31	31.8%	764	38	37.2%	290	57	70
South Asia / Middle East Africa	15	34.7%	10	26.1%	161	5	57.0%	39	14	17
United States	581	12.6%	450	15.6%	6,568	131	3.6%	578	295	346
Worldwide	1,235	13.3%	878	15.7%	12,602	357	7.9%	1,832	629	726

MasterCard Credit and Charge Programs
United States	421	5.1%	344	9.0%	4,085	77	-9.4%	50	228	273
Worldwide	961	9.0%	723	12.6%	9,229	238	-0.8%	765	527	613

MasterCard Debit Programs
United States	160	38.7%	106	43.6%	2,483	54	30.0%	528	67	72
Worldwide	274	31.7%	155	32.5%	3,373	120	30.8%	1,067	101	113

Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

MasterCard Incorporated – Page 9

Footnote

Set forth above is information regarding the performance results for the three and nine month periods ended September 30, 2006 and September 30, 2005 for the payment programs of MasterCard International Incorporated and MasterCard Europe sprl (collectively, “MasterCard”), the principal operating subsidiaries of MasterCard Incorporated.

The table sets forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus® -branded cards, Mondex® transactions and other branded transactions are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made (including PIN point-of-sale) with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a Personal Identification Number (PIN).

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. However, MasterCard reports period-over-period rates of change in GDV, purchase volume and cash volume solely on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is derived from information provided by MasterCard members that is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts, cards and acceptance locations columns is derived from information provided by MasterCard members and is subject to certain limited verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard. All data is subject to revision and amendment by MasterCard’s members subsequent to the date of its release.

A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances.

The table includes information with respect to MasterCard-branded transactions that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues, including PIN point-of-sale volumes for MasterCard-branded debit programs in the U.S. region and credit programs in the Asia/Pacific region.

Performance information for prior periods may be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

MasterCard Incorporated – Page 10

Reconciliation to Net Income, Earnings Per Share and Total Operating Expenses

($ million)	For the three months ended September 30, 2006			For the three months ended September 30, 2005				YOY Growth
	Actual	Special Items	As Adjusted	Actual	Special Items		As Adjusted	As Adjusted
Revenue	$902	—	$902	$792	—		$792	13.9%
General and Administrative	393	—	393	350	19	a	331	18.7%
Advertising and Marketing	209	—	209	219	—		219	(4.6)%
Litigation Settlements	—	—	—	48	48	b	—	NM
Charitable Contributions	—	—	—	—	—		—	NM
Depreciation and Amortization	25	—	25	27	—		27	(4.3)%
Total operating expenses	627	—	627	644	67		577	8.8%
Operating Income	275	—	275	148	67		215	27.9%
Investment Income	34	—	34	16	—		16	112.5%
Other income (expense)	—	—	—	18	(17)	c	1	NM
Net Income	193	—	193	106	33		139	38.8%
Earnings Per Share	1.42	—	1.42	0.79	0.24		1.03	37.3%

($ million)	For the nine months ended September 30, 2006					For the nine months ended September 30, 2005				YOY Growth
	Actual	Special Items		As Adjusted		Actual	Special Items		As Adjusted	As Adjusted
Revenue	$2,487	—		$2,487		$2,222	—		$2,222	11.9%
General and Administrative	1,106	—		1,106		976	19	a	957	15.6%
Advertising and Marketing	699	—		699		623	—		623	12.3%
Litigation Settlements	23	23	b	—		48	48	b	—	NM
Charitable Contributions	400	395	d	5	e	—	—		—	NM
Depreciation and Amortization	75	—		75		83	—		83	(10.0)%
Total operating expenses	2,303	418		1,885		1,730	67		1,663	13.4%
Operating Income	184	418		602		492	67		559	7.7%
Investment Income	84	(7)	f	77		40	—		40	92.5%
Other income (expense)	—	—		—		16	(17)	c	(1)	NM
Net Income	9	411	g	420		320	33		353	19.0%
Earnings Per Share	0.07	3.04	g	3.11		2.37	0.24		2.61	19.0%

[a]	Adjustment to reflect accounting methodology change for cash-based executive incentive plans
[b]	Litigation settlements
[c]	Gains from the settlement of a contractual dispute
[d]	Contribution of common stock to the MasterCard Foundation
[e]	Contribution of cash to the MasterCard Foundation
[f]	Interest income on IPO proceeds held for redemption
[g]	Net tax effect of special items is negligible

NM = not meaningful

Reconciliation to Effective Tax Rate

	GAAP Actual	GAAP Effective Tax Rate	Stock Donation	Non- GAAP Adjusted	Non- GAAP Effective Tax Rate
Nine months ended September 30, 2006:
Income before income taxes	$224	95.9%	$395	$619	34.6%
Income tax expense[1]	215			214

Net Income	$9			$405

[1]	Income tax expense has been calculated with and without the impact of the stock donation to the Foundation.

For more information about these reconciliations, refer to MasterCard Incorporated’s Form 8-K furnished with the Securities and Exchange Commission on November 1, 2006.

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